UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 19, 2023

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2023, Credit Acceptance Corporation (referred to as the “Company,” “we,” “our,” or “us”) issued $600.0 million aggregate principal amount of 9.250% Senior Notes due 2028 (the “notes”). The notes were issued pursuant to an indenture, dated as of December 19, 2023 (the “Indenture”), among the Company, the Company’s subsidiaries Buyers Vehicle Protection Plan, Inc. and Vehicle Remarketing Services, Inc. (collectively, the “Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The description of the Indenture and the notes contained in this report is qualified in its entirety by reference to the complete text of the Indenture (which includes the form of the notes), a copy of which is filed as Exhibit 4.142 to this report and incorporated herein by reference.

The notes mature on December 15, 2028 and bear interest at a rate of 9.250% per annum, computed on the basis of a 360-day year composed of twelve 30-day months and payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2024.

The notes are guaranteed on a senior basis by the Guarantors, which are also guarantors of obligations under the Sixth Amended and Restated Credit Agreement (as amended from time to time, the “Credit Agreement”), by and among the Company, Comerica Bank and the other banks signatory thereto, and Comerica Bank, as administrative agent and collateral agent for the banks. Other existing and future subsidiaries of the Company may become guarantors of the notes in the future. The Indenture provides for a guarantor of the notes to be released from its obligations under its guarantee of the notes under specified circumstances.

The Company may redeem some or all of the notes, at its option, at any time and from time to time on and after December 15, 2025 at a redemption price (expressed as a percentage of the principal amount of the notes to be redeemed) of 104.625%, declining to 102.313% on December 15, 2026 and declining to 100.000% on December 15, 2027, in each case plus accrued and unpaid interest thereon, if any, to but excluding the redemption date. At any time and from time to time prior to December 15, 2025, the Company may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium set forth in the Indenture and accrued and unpaid interest thereon, if any, to but excluding the redemption date. In addition, at any time on or prior to December 15, 2025, the Company may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a redemption price of 109.250% of the principal amount of the notes redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the redemption date.

If the Company experiences specified change of control events involving a change of control accompanied by a downgrade of the credit rating of the notes, the Company must offer to repurchase the notes at an offer price equal to 101% of the aggregate principal amount of the notes to be repurchased, plus accrued and unpaid interest thereon, if any, to but excluding the applicable repurchase date. Under specified circumstances, the Indenture requires the Company to use net proceeds from certain dispositions of assets to offer to repurchase notes at a repurchase price equal to 100% of the principal amount of the notes repurchased, plus accrued and unpaid interest thereon, if any, to but excluding the applicable repurchase date.

The Indenture also contains covenants that limit the ability of the Company and its subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or purchase capital stock; (iii) make investments; (iv) sell assets; (v) incur liens; (vi) merge, consolidate or sell all or substantially all of their assets; and (vii) enter into transactions with affiliates. These covenants are subject to a number of important limitations and exceptions.

The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

The notes and the related note guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the notes or the related note guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Certain of the initial purchasers of the notes and their affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking and other services for us and our affiliates in the ordinary course of business, for which they have received or will receive customary compensation. Affiliates of or entities administered by certain of the initial purchasers are lenders, agents or backup servicers under our revolving secured warehouse facilities. Affiliates of certain of the initial purchasers are lenders and/or agents under the Credit Agreement. In addition, certain initial purchasers and their affiliates are parties to our asset-backed financing transactions. U.S. Bank Trust Company, National Association serves as trustee with respect to the Company’s 5.125% senior notes due 2024 and 6.625% senior notes due 2026. U.S. Bank Trust National Association, an affiliate of U.S. Bank Trust Company, National Association, serves as owner trustee of the issuing trust in our outstanding asset-backed financing transactions entered into before April 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On December 19, 2023, the Company issued a press release announcing the closing of the offering of the notes, the closing of the Company’s previously announced cash tender offer for any and all of its outstanding 5.125% senior notes due 2024 (the “2024 notes”) and the Company’s election to redeem on December 31, 2023 all of the 2024 notes that were not purchased in, and remain outstanding following the completion of, the tender offer, in accordance with the terms of the indenture governing the 2024 notes. The press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

This report does not constitute a notice of redemption with respect to the 2024 notes or any other securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.142	Indenture, dated as of December 19, 2023, among Credit Acceptance Corporation, the Guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.
99.1	Press release dated December 19, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: December 19, 2023	By:	/s/ Douglas W. Busk
Douglas W. Busk
Chief Treasury Officer